Exhibit 10.1

AMENDMENT NO. 1

This Amendment No. 1 (this “Amendment No. 1”) is to the Collaboration and License Agreements, effective as of July 9, 2003, between (i) Pharmacopeia Drug Discovery, Inc. (f/k/a Pharmacopeia, Inc.) and Schering Corporation and (ii) Pharmacopeia Drug Discovery, Inc. and Schering-Plough Ltd. (collectively, the “2003 Agreements”). By agreement of the Parties, as of the Amendment No.1 Effective Date (as defined below), this Amendment No.1 amends the 2003 Agreements as follows:

1.             All capitalized terms not defined in this Amendment No. 1 shall have the meanings given to them in the 2003 Agreements.

2.             The Parties agree that this Amendment No. 1 is effective as of June 10, 2006 (the “Amendment No. 1 Effective Date”).

3.             The Parties agree that as of the Amendment No. 1 Effective Date, and notwithstanding anything in the 2003 Agreements to the contrary:

(a)                                   The term of the Collaboration is extended and shall continue until October 7, 2006, on which date it shall terminate.

(b)                                  For the period from June 10, 2006 until October 7, 2006, Pharmacopeia shall provide ten (10) chemistry FTEs for the performance of the Collaboration. During such period, each of Schering and SPL shall pay to Pharmacopeia research funding for the Collaboration at the rate per FTE established for the third year of the Collaboration pursuant to Sections 5.2.2 of the Agreements. All such FTEs shall be dedicated to work full time on the Collaboration.

(c)                                   Subject to Section 4 below, the FTEs that Pharmacopeia provides under Section 3(b) above shall work on Optimization Programs designated by the Collaboration Committee. For the avoidance of doubt, such FTEs shall not be required to work on Screening Programs.

(d)                                  Payments by each of Schering and SPL under Section 3(b) above shall be made to Pharmacopeia in accordance with Section 5.2.3 of the 2003 Agreements.

4.             The Parties agree that Pharmacopeia will not initiate or perform any new Optimization Programs under the 2003 Agreements during the period set forth in Section 3(b) above.

5.             The remaining terms of the 2003 Agreements, except to the extent modified by the terms of this Amendment No. 1, shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed by their authorized representatives and delivered in triplicate originals.

SCHERING CORPORATION		PHARMACOPEIA DRUG DISCOVERY,
INC. (F/K/A PHARMACOPEIA, INC.)

By:	/s/ Michael J. DuBois_
Name:	Michael J. DuBois	By:	/s/ Leslie J. Browne, Ph. D.
Title:	Vice President	Name:	Leslie J. Browne, Ph.D.
		Title:	President and Chief Executive Officer
		Date:	July 27, 2006

SCHERING-PLOUGH, LTD.

By:	/s/ Michael J. DuBois
Name:	Michael J. DuBois
Title:	Officer